UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2019 (March 19, 2019)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 19, 2019, Richard Frecker resigned from his position as Executive Vice President, General Counsel and Secretary of Hertz Global Holdings, Inc. (“Hertz Holdings”) and its wholly-owned subsidiary, The Hertz Corporation (together with Hertz Holdings, the “Companies”), effective March 31, 2019. Mr. Frecker will continue to be employed by the Companies through April 30, 2019 to assist in the transition of Mr. Frecker’s responsibilities to his successor.

In connection with Mr. Frecker’s departure from the Companies, Mr. Frecker and the Companies entered into a separation agreement (the “Separation Agreement”) on March 22, 2019. Pursuant to the Separation Agreement, Mr. Frecker will be eligible to receive compensation and benefits generally consistent with those payable upon a termination without cause under the Hertz Global Holdings, Inc. Severance Plan for Senior Executives (the "Severance Plan"), including (a) a severance payment of $745,000, payable in equal installments over the 18-month period following his termination of employment, (b) payment of premium costs for continued health and welfare insurance benefits to the same extent paid by the Companies immediately prior to termination for up to 18-months following his termination of employment and (c) a cash amount equal to $25,000 for outplacement services. In addition, Mr. Frecker is eligible to receive a cash amount equal to $125,000 for cooperation in his transition.

In consideration for the promises and payments made by the Companies under the Separation Agreement, Mr. Frecker has agreed to a general release of claims in favor of the Companies and their affiliates and to re-execute the release provisions within two days after his termination date. Mr. Frecker also reaffirmed his commitment to be bound by restrictive covenants concerning nonsolicitation of employees and clients contained in the Severance Plan as well as a noncompete covenant in accordance with the terms of the Severance Plan.

The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Effective April 1, 2019, M. David Galainena will succeed Mr. Frecker as Executive Vice President, General Counsel and Secretary of the Companies. Mr. Galainena has more than 35 years of experience practicing commercial law, specializing in structured finance, finance company platforms and debt capital markets. Prior to joining the Companies, Mr. Galainena was a member of the law firm Winston & Strawn LLP for the past 24 years, where he was a Senior Partner.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits: The following exhibit is filed herewith as part of this report:
Exhibit 10.1 Separation Agreement, entered into on March 22, 2019, by and among Richard J. Frecker, Hertz Global Holdings, Inc. and The Hertz Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/Jamere Jackson
Name:	Jamere Jackson
Title:	Executive Vice President and Chief Financial Officer

Date:  March 25, 2019